CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Given Imaging Ltd.:

We consent to the incorporation by reference in the registration statements (Nos. 333-145474, 333-134739, 333-118473, 333-107630 and 333-73732) on Form S-8 of Given Imaging Ltd. (the “Company”) of our report dated March 31, 2008, with respect to the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007, which report appears in the December 31, 2007 annual report on Form 20-F of the Company.

Our report refers to the adoption by the Company of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” and the FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” effective January 1, 2006 and 2007 respectively.

/s/ Somekh Chaikin
Somekh Chaikin
Certified Public Accountants (Israel)
Member firm of KPMG International

Tel-Aviv, Israel
March 31, 2008